Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 25, 2009 in Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-160323) and related Prospectus of Colony Financial, Inc. dated August 21, 2009.

/s/ Ernst & Young LLP

Los Angeles, California

August 19, 2009